SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB ANNOUNCES RESULTS OF SPECIAL MEETING OF SHAREHOLDERS

Houston, Texas, November 14, 2005 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, announced today, at the continuation of a special meeting of shareholders held this morning, that the Company’s shareholders approved an increase in the number of shares of common stock to 70,000,000 which the Company shall have authority to issue. The proposition was approved by a majority of the common and preferred stock outstanding, each voting separately.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

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